Exhibit 10.4
September 9, 2009

Dr. Bruce S. Morra
411 11th Ave West
Kirkland, WA 98033
bmorra@gmail.com

Dear Dr. Morra:

Re: Confidential Separation Agreement dated August 28, 2009 between SCOLR Pharma, Inc. and Bruce Morra (the “Agreement)

The purpose of this letter is to correct certain payment amounts set forth in the Agreement as follows:

Section 2(a)(i) is hereby amended to change the gross sum payable from $222,800 to $213,176.41:

Section 2(b) is hereby amended to change the amount of the six monthly installment payments from $35,466.66 to $35,529 each.

Except as specifically set forth herein, the Agreement shall remain in full force and effect.

SCOLR Pharma, Inc.

/s/ Michael Taglich
Michael Taglich,
Chairman of the Board

Accepted and agreed this 9th day of September, 2009

/s/ Bruce S. Morra
Dr. Bruce S. Morra